EXHIBIT 10.1

______________, 2012

Hyde Park Acquisition Corp. II

500 Fifth Avenue, 50th Floor

New York, NY 10110

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 1000

(as representative of the underwriters)

Attn: General Counsel

           Re:                      Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Hyde Park Acquisition Corp. II, a blank check company formed under the laws of the State of Delaware (the “Company”), and Deutsche Bank Securities Inc., as representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of 7,500,000 of the Company’s shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares will be sold in the Offering pursuant to a registration statement on Form S-1 and related prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and shall be quoted and traded on the OTC Bulletin Board. Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           The undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned shall vote all shares of Common Stock held by the undersigned in favor of such proposed Business Combination.

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2.           The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination within 21 months from the date of the Prospectus, the undersigned shall take all reasonable steps to cause the Company as promptly as possible but no more than 10 business days after the expiration of such 21-month period to redeem 100% of the Company’s outstanding public shares of Common Stock for a pro rata portion of the funds held in the Trust Account (including any accrued interest, but subject to any provision for creditors required by applicable law) and then seek to dissolve and liquidate.  The undersigned hereby agrees not to take any action to cause or permit the Company to extend such 21-month period.

3.           (a)           The undersigned acknowledges that the undersigned has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Trust Account with respect to any Founders’ Shares or Sponsors’ Shares held by the undersigned. The undersigned hereby further waives, with respect to any Common Stock held by the undersigned, any conversion rights the undersigned may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, in the context of any stockholder vote to amend the Company’s amended and restated certificate of incorporation or in the context of a tender offer made by the Company to purchase Common Stock (although the undersigned shall be entitled to liquidation rights with respect to any shares of Common Stock (other than Founders’ Shares and Sponsors’ Shares) the undersigned holds if the Company fails to consummate a Business Combination within 21 months from the date of the Prospectus).

(b)         To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 shares of Common Stock (as described in the Prospectus), the undersigned agrees to return to the Company for cancellation, at no cost, a number of Founders’ Shares held by the undersigned as determined in accordance with the Escrow Agreement.

(c)         The undersigned acknowledges and agrees that until the earlier of: (i) one year after the completion of the Company’s initial Business Combination and (ii) the Company’s consummation of a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange the shares of Common Stock held by the undersigned for cash, securities or other property following the Company’s completion of its initial Business Combination (the “Lock-Up Period”), the undersigned shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founders’ Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founders’ Shares, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the Company’s share price reaches or exceeds $12.50 per share for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Founders’ Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $15.00 per share for any 20 trading days within any 30-trading day period during the Lock-Up Period, the remaining 50% of the Founders’ Shares shall be released from the lock-up (as such price of $12.50 and $15.00 may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like).

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[Paragraph 3(d) only applicable to persons acquiring Sponsors’ Shares]

(d)         Until 30 days after the completion of the Company’s initial Business Combination (the “Sponsors’ Shares Lock-Up Period”), each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Sponsors’ Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsors’, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(e)         Notwithstanding the provisions contained in paragraph 3(c) [or 3(d)], the undersigned may transfer any Founders’ Shares [or Sponsors’ Shares] owned by the undersigned (i) to officers, directors and employees of the Company and, if the undersigned is an entity, as a distribution to partners, members or stockholders of the undersigned upon the liquidation and dissolution of the undersigned, (ii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) pursuant to a qualified domestic relations order, or (v) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Founders’ Shares [or Sponsors’ Shares, as applicable,] were originally purchased; provided, however, that in each case, these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in paragraph 3(c) [or 3(d)] herein[, as applicable,] and the terms of the Escrow Agreement.

4.           (a)           During the period commencing on the date of the preliminary prospectus relating to the Offering and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).  Notwithstanding foregoing, the undersigned may transfer the Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock owned by the undersigned (i) if the undersigned is an entity, as a distribution to partners, members or stockholders of the undersigned upon the liquidation and dissolution of the undersigned, (ii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, or (iv) pursuant to a qualified domestic relations order; provided, however, that, in each case, these permitted transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this paragraph 4.

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(b)         The undersigned acknowledges and agrees that, prior to the effective date of any release or waiver by Deutsche Bank Securities Inc., as representative of the Underwriters, of the restrictions set forth in paragraph 3 or this paragraph 4 in connection with a transfer of any Common Stock the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Deutsche Bank Securities Inc. to the undersigned shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

[Paragraph 5 to be included in officers’ letters only]

5. (a)     In the event of the distribution of the Trust Account upon the Company’s failure to complete a Business Combination within 21 months from the date of the Prospectus, each of the officers of the Company jointly and severally agree (for purposes of this paragraph 5, the officers and directors of the Company shall be referred to as the “Indemnitors”) to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a Target or by a third party for services rendered or products sold to the Company do not reduce the amount of funds in the Trust Account to below $10.50 per Share of Common Stock sold in the Offering (the “Offering Shares”) (or approximately $10.41 per Offering Share if the underwriters’ over-allotment option, as described in the Prospectus, is exercised in full, or such pro rata amount in between $10.41 and $10.50 per Offering Share that corresponds to the portion of the over-allotment option that is exercised); and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims against the Company by the Underwriters. The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notifies the Company in writing that the Indemnitors shall undertake such defense.

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(b)         In the event of the liquidation of the Company, the Indemnitors further agree to advance the Company the funds necessary to complete the Company’s liquidation to the extent that the Company does not have sufficient funds to complete such liquidation outside of the Trust Account. The Indemnitors agrees not to seek repayment of such expenses from the Company or its Public Stockholders.

[Paragraph 6 to be included in officers’ and directors’ letters only]

6.           (a)           In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, he or she shall present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary or contractual obligations he or she might have.

(b)         The undersigned agrees that he or she will not participate in the formation of, or become an officer or director of, any other blank check company, until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within 21 months from the date of the Prospectus.

(c)         The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach by the undersigned of his or her obligations under paragraphs 6(a) and/or 6(b) hereof, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach, subject to determination by a court in a final judgment.

7.           The undersigned’s biographical information previously furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to the undersigned’s biography. The undersigned’s questionnaires previously furnished to the Company are true and accurate in all material respects. The undersigned represents and warrants that:

(a)         the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)         the undersigned has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

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(c)         the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.           Except as disclosed in the Prospectus, neither the undersigned nor any affiliate of the undersigned, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following:

(a)         repayment at the closing of this Offering of an aggregate $100,000 non-interest bearing loan made to the Company by Laurence S. Levy and Edward Levy;

(b)         payment of $10,000 per month to ProChannel Management LLC, an affiliate of Laurence S. Levy, for office space and secretarial and administrative services;

(e)         reimbursement of out-of-pocket expenses incurred by the undersigned in connection with certain activities on the Company’s behalf, such as identifying and investigating possible business targets and business combinations.

9.           The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations, and warranties set forth herein in proceeding with the Offering.

10.         The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Offering (and shall thereafter hold such information confidential).  Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company with which the undersigned or any of the undersigned’s affiliates has had any discussions, formal or otherwise, prior to the consummation of the Offering, with respect to a Business Combination with the Company.

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12.         The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any of the Company’s officers, directors or Sponsors, including (1) an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the foregoing, (2) an entity in which any of the foregoing or their affiliates are currently passive investors, (3) an entity in which any of the foregoing or their affiliates are currently officers or directors, or (4) an entity in which any of the foregoing or their affiliates are currently invested through an investment vehicle controlled by them, unless the Company obtains (i) an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc. that the business combination is fair to the Company public stockholders from a financial point of view and (ii) the approval of a majority of the disinterested independent directors of the Company.

13.         The undersigned has full right and power, without violating any agreement to which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement [and to serve as an officer of the Company or as a director on the board of directors of the Company, as applicable, and hereby consents to being named in the Prospectus as an officer and/or as a director of the Company, as applicable] [Bracketed language applicable to all officers and directors].

14.         As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination, involving the Company and one or more businesses or entities; (ii) “Sponsors” shall mean Laurence S. Levy, Edward Levy, Knott Partners, LP, Knott Partners Offshore Master Fund, L.P., Shoshone Partners, L.P., Mulsanne Partners, L.P., NMJ Trust II, David M. Knott, Matthew Campbell, Walter McLallen and Greg Rice; (iii) “Founders’ Shares” shall mean the 2,156,250 shares of Common Stock of the Company acquired by the Sponsors for an aggregate purchase price of $25,000, or approximately $0.01 per share of Common Stock, prior to the consummation of the Offering; (iv) “Public Stockholders” shall mean the holders of Common Stock issued in the Offering; (v) “Sponsors’ Shares” shall mean the 693,750 shares of Common Stock that are acquired by the Sponsors at a price per Share of $10.00 in a private placement that shall close simultaneously with the consummation of the Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Offering will be deposited; and (vii) “Escrow Agreement” shall mean the stock escrow agreement to be entered into among the Company, the Sponsors and the escrow agent named therein, as described in the Prospectus.

15.         This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

16.         Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of the undersigned’s heirs, personal representatives, successors and assigns.

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17.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

18.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

19.         This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period, or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated by ______, 2012.

[Signature page follows]

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Sincerely,

By:
Name:

Acknowledged and Agreed:

HYDE PARK ACQUISITION CORP. II

By:
Laurence S. Levy
Chief Executive Officer